CHASE BANK, TRUSTEE                           DETERMINATION DATE:    03-DEC-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       09-DEC-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-NOV-02
                                              LOCK-OUT DATE:         FEB-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                 CLASS I A-1       CLASS I A-2       CLASS I A-3     CLASS 1 A-4
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                 2,560,750.67        241,783.35        153,733.65      274,380.98

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    442,550.20
    (B) PARTIAL PREPAYMENTS RECEIVED                               253,105.32
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           1,794,371.05
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)          0.00
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                    2,490,026.57              0.00              0.00             0.00

(C) INTEREST DISTRIBUTION                                           70,724.10        241,783.35        153,733.65        274,380.98
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         70,724.10        241,783.35        153,733.65        274,380.98

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         44,480,566.85     60,826,000.00     33,061,000.00     50,733,000.00
    LESS: PRINCIPAL DISTRIBUTION                                 2,490,026.57              0.00              0.00              0.00
                                                                -------------     -------------     -------------     -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             41,990,540.28     60,826,000.00     33,061,000.00     50,733,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          242,198.60     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1           0.65995883
    SECTION 6.02 REIMBURSEMENT AMOUNT                               11,632.86     CLASS I A-2           1.00000000
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-3           1.00000000
                                                                  ------------    CLASS I A-4           1.00000000
 TOTAL FEES DUE SERVICER                                           253,831.46     CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-5       CLASS I M-1     CLASS 1 B-1      CLASS 1 B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                    59,557.17         59,724.93         51,526.80        102,255.30

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00              0.00

(C) INTEREST DISTRIBUTION                                           59,557.17         59,724.93         51,526.80        102,255.30
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         59,557.17         59,724.93         51,526.80        102,255.30

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         10,066,000.00     10,066,000.00      8,808,000.00     14,470,089.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------      ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             10,066,000.00     10,066,000.00      8,808,000.00     14,470,089.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                           63,626,000.00           1.7888%
    SECTION 6.02 REIMBURSEMENT AMOUNT                           60,826,000.00           4.7700%
    REIMBURSEABLE FEES                                          33,061,000.00           5.5800%
                                                                50,733,000.00           6.4900%
 TOTAL FEES DUE SERVICER                                        10,066,000.00           7.1000%
                                                                10,066,000.00           7.1200%
                                                                 8,808,000.00           7.0200%
                                                                14,470,089.00           8.4800%

CHASE BANK, TRUSTEE                           DETERMINATION DATE:    03-DEC-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       09-DEC-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-NOV-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               181      6,646,964       31-59 Days Delinquent       91        3,297,977
    60-89 Days Delinquent                                46      1,722,121       60-89 Days Delinquent       38        1,482,434
    90+ Days Delinquent                                  77      3,120,277       90+ Days Delinquent         73        3,005,614

    3-Month Avg Thirty-Day Delinquency Ratio           4.63%                     3-Month Avg Thirty-Day Delinquency Ratio   3.06%
    3-Month Avg Sixty-Day Delinquency Ratio            1.75%                     3-Month Avg Sixty-Day Delinquency Ratio    1.62%


(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                 661,374.02           Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount  177,645
(J) Principal Balance of Contracts in Repossession            1,456,024.31        Cumulative Acquisition Loss Amount     403,655

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.36%
                                                                                  Cumulative Realized Loss Ratio    0.16%
(L) (x) Class B-2 Formula Distribution Amount                   102,255.30
    (y) Remaining Amount Available                              763,629.32
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                    16     583,565.12

(Q) Principal Prepayments Paid                                2,047,476.37

(R) Scheduled Principal Payments                                442,550.20

(S) Weighted Average Interest Rate                                   10.16%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                3,667,907.22
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st            903,518.47

(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             2,283.60
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                         474.60

(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                147,693.16
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                            7,572.40


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 242,198.60
   (iv)  Reimbursable Liquidation Expenses                                      11,632.86
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             253,831.46

Available Distribution Amount-Vanderbilt                                     3,268,666.20
Available Distribution Amount-Subservicer-21st                                 896,420.67

To Class A And B                                                             3,503,712.85

Monthly Excess Cashflow                                                        661,374.02

Weighted Average Remaining Term (Months)                                           215.00

  Scheduled Balance Computation

  Prior Month Balance                                                      232,510,655.85


  Current Balance                                     230,135,833.04
     Adv Principal                                         35,894.30
     Del Principal                                        151,098.06
  Pool Scheduled Balance                                                   230,020,629.28


  Principal Payments In Full                            1,794,371.05
  Partial Prepayments                                     253,105.32

  Scheduled Principal                                     442,550.20

  Collateral Balance                                                       230,135,833.04
